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                                  EXHIBIT 10.38

                                 PROMISSORY NOTE

$4,000,000.00                     DALLAS, TEXAS                     MAY 23, 2003

        FOR VALUE RECEIVED, the undersigned, FIRST CONSUMER CREDIT, INC. (the "Maker") hereby unconditionally promises to pay to the order of FIRST SAVINGS BANK, A F.S.B. ("Payee"), at 301 S. Center, P. O. Box 1959, Arlington, Texas 76004-1959, or such other address given to Maker by Payee, the principal sum of FOUR MILLION AND NO/100 DOLLARS ($4,000,000.00), or so much thereof as may be advanced prior to maturity, in lawful money of the United States of America, together with interest (calculated on the basis of a 365-day year), on the unpaid principal balance from day to day remaining, computed from the date of advance until maturity at the rate per annum which shall from day to day be equal to the lesser of (a) the Maximum Rate, or (b) the Stated Rate. Notwithstanding the foregoing, if at any time, the Stated Rate shall exceed the Maximum Rate, thereby causing the interest upon this Note to be limited to the Maximum Rate, then any subsequent increases in the Maximum Rate causing the Maximum Rate to again exceed the Stated Rate shall not reduce the rate of interest charged hereunder below the Maximum Rate until the total amount of interest accrued hereon equals the amount of interest which would have accrued hereon if the Stated Rate had at all times been in effect.

        Section 1. Definitions. When used in this Note, the following terms shall have the respective meanings specified herein or in the section referred to:

        "Business Day" shall mean a day upon which business is transacted by national banks in Arlington, Texas.

        "Collateral Documents" shall mean any deed of trust, mortgage, security agreement, security agreement and pledge, guaranty or other Collateral Documents executed in connection herewith and securing payment of this Note.

        "Deed of Trust" shall mean that certain Deed of Trust (With Security Agreement, Assignment of Rents and Financing Statement) dated of even date herewith from Chickadee Partners, L.P. to Richard J., Trustee, covering the Mortgaged Property (which is defined therein) located in Brevard, Transylvania County, North Carolina.

        "Event of Default" shall have the meaning ascribed to it in Section 5 hereof.

        "Maximum Rate" shall mean, with respect to the holder hereof, the highest non-usurious rate of interest, if any, permitted by applicable law on such day.

PROMISSORY NOTE - PAGE 1

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        "Obligation" shall mean all indebtedness, liabilities and obligations, of every kind and character, of Maker, now or hereafter existing in favor of Payee, regardless of whether they are direct, indirect, primary, secondary, joint, several, joint and several, liquidated, unliquidated, fixed or contingent, and regardless of whether the same may, prior to their acquisition by Payee, be or have been payable to some other persons or entity, including, but not limited to, all indebtedness, liabilities and obligations arising under this Note and under the Collateral Documents.

        "Prime Rate" shall mean the prime rate of interest for commercial borrowings published from time to time by the Wall Street Journal.

        "Stated Rate" shall mean a fluctuating rate of interest per annum equal to the Prime Rate.

        Section 2. Payment. The principal balance of the Note, together with accrued and unpaid interest thereon, shall be due and payable as follows:

        (a) Interest only on this Note, computed as aforesaid, shall be due and payable monthly as it accrues, commencing on June 23, 2003 and continuing on the 23rd calendar day of each succeeding calendar month through and including May 23, 2004; and

        (b) Principal on this Note shall be due and payable on May 23, 2004 (the "Maturity Date").

        Should the principal of, or any installment of the principal of or interest upon, this Note become due and payable on any day other than a business day, the maturity thereof shall be extended to the next succeeding business day, and interest shall be payable with respect to such extension. All payments of principal of and interest on this Note shall be made by Maker to Payee in federal or other immediately available funds. Payments made to Payee by Maker hereunder shall be applied first to accrued interest and then to principal.

        In the event that Payee has not received any payment due an owing hereunder on or before the 10th day following the date such payment is due, then Payee may, at it sole option and without notice to Maker, charge and collect from Maker a late payment in an amount equal five percent (5%) of the amount of the past due and owing payment.

        All past due principal of and, to the extent permitted by applicable law, interest upon this Note shall bear interest at the Maximum Rate, or if no Maximum Rate is established by applicable law, then at the rate per annum of eighteen percent (18.0%).

PROMISSORY NOTE - PAGE 2

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        Section 3. Waiver. Maker and each surety, endorser, guarantor, pledgor, and other party ever liable for payment of any sums of money payable upon this Note, jointly and severally waive presentment, demand, protest, notice of protest and non-payment or other notice of default, notice of acceleration and intention to accelerate or other notice of any kind, and agree that their liability under this Note shall not be affected by any renewal or extension in the time of payment hereof, or in any indulgences, or by any release or change in any security for the payment of this Note, and hereby consent to any and all renewals, extensions, indulgences, releases or changes, regardless of the number of such renewals, extensions, indulgences, releases or changes.

        No waiver by Payee of any of its rights or remedies hereunder or under any other document evidencing or securing this Note or otherwise, shall be considered a waiver of any other subsequent right or remedy of Payee; no delay or omission in the exercise or enforcement by Payee of any rights or remedies shall ever be construed as a waiver of any right or remedy by Payee; and no exercise or enforcement of any such rights or remedies shall ever be held to exhaust any right or remedy of Payee.

        Section 4. Security. This Note is secured by, among other collateral,
(i) the Deed of Trust, (ii) a Charles Schwab & Co., Inc. Account, Account #5882-7340, in the name of Chrystine B. Roberts and Mark A. Roberts Joint Tenants, (iii) a Southwest Securities, Inc. Account, Account #155156765, in the name of Angela Buchholz Children's Trust, and (iv) a Southwest Securities, Inc. Account, Account #155146394, in the name of Don A. Buchholz (items (i), (ii),
(iii) and (iv) in this Section 4 are hereinafter collectively referred to as the "Security"). Notwithstanding anything to the contrary stated herein or in any of the Collateral Documents, if, at any time during the term hereof, the aggregate value of the Security shall be less than one hundred and thirty percent (130%) of the outstanding balance of this Note, including accrued and unpaid interest, then Maker shall immediately provide additional collateral to Payee in an amount or amounts necessary to increase the aggregate value of the collateral for this Note to an amount equal to or greater than one hundred and thirty percent (130%) of the outstanding balance of the Note.

        Section 5. Events of Default and Remedies. An "Event of Default" shall exist hereunder if any one or more of the following events shall occur and be continuing: (a) Maker shall fail to pay when due any principal of, or interest upon, this Note or the Obligation; (b) any representation or warranty made by Maker or Guarantor to Payee herein or in any of the Collateral Documents shall prove to be untrue or inaccurate in any material respect; (c) default shall occur in the performance of any of the covenants or agreements of Maker contained herein or in the Collateral Documents or in any other document executed or delivered to Payee in connection herewith; (d) default shall occur in the payment of any material indebtedness of Maker or Guarantor, or any such indebtedness shall become due before its stated maturity by acceleration of the maturity thereof or otherwise or shall become due by its terms and shall not be promptly paid or extended; (e) any of the Collateral Documents shall cease to be legal, valid, binding agreements enforceable against any party executing the same in accordance with the respective terms thereof or shall in any way be terminated or become or be declared ineffective or inoperative or shall in any way whatsoever cease to give or provide the respective liens, security interests, rights, titles, interests, remedies, powers or privileges intended to be created thereby; (f) Maker or Guarantor shall (1)

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apply for or consent to the appointment of a receiver, trustee, intervenor, custodian or liquidator of itself or of all or a substantial part of its assets,
(2) be adjudicated a bankrupt or insolvent or file a voluntary petition for bankruptcy or admit in writing that it is unable to pay its debts as they become due, (3) make a general assignment for the benefit of creditors, (4) file a petition or answer seeking reorganization or an arrangement with creditors or to take advantage of any bankruptcy or insolvency laws, or (5) file an answer admitting the material allegations of, or consent to, or default in answering, a petition filed against it in any bankruptcy, reorganization or insolvency proceeding, or take corporate action for the purpose of effecting any of the foregoing; (g) an order, judgment or decree shall be entered by any court of competent jurisdiction or other competent authority approving a petition seeking reorganization of Maker or Guarantor or appointing a receiver, trustee, intervenor or liquidator of any such person, or of all or substantially all of its or their assets, and such order, judgment or decree shall continue unstated and in effect for a period of sixty (60) days; (h) the guaranty agreement executed by any Guarantor in connection with the indebtedness evidenced by this Note shall for any reason cease to be in full force and effect, or be declared null and void or unenforceable in whole or in part; or the validity or enforceability of such guaranty agreement shall be challenged or denied by Guarantor; (i) Payee's liens, mortgages or security interests in any of the collateral for this Note should become unenforceable, or cease to be first priority liens, mortgages or security interests; (j) the death, disability or legal incapacity of Make or Guarantor; or (k) the dissolution or termination of Maker.

        If Maker fails or refuses to pay any part of the principal of or interest upon this Note or the Obligation as the same becomes due, or upon the occurrence of any Event of Default hereunder or under any other agreement or instrument securing or assuring the payment of this Note or executed in connection therewith, including, without limitation, the Collateral Documents, then in any such event the holder hereof may, at its option, (i) declare the entire unpaid balance of principal of and accrued interest upon the Obligation to be immediately due and payable without presentment or notice of any kind which Maker waives pursuant to Section 3 herein, (ii) reduce any claim to judgment; and/or (iii) pursue and enforce any of Payee's rights and remedies available pursuant to any applicable law or agreement including, without limitation, foreclosing all liens and security interests securing payment thereof or any part thereof; provided, however, in the case of any Event of Default specified in Paragraph (f) or (g) above with respect to Maker, without any notice to Maker or any other act by Payee, Maker's right to request advances under this Note shall thereupon terminate and the principal of and interest accrued on this Note shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by Maker.

        If Payee makes an advance hereunder at any time that an Event of Default has occurred hereunder and is continuing (which Payee is in no event obligated to do), such act shall not be deemed to be a waiver of Payee's right to require the satisfaction of all conditions set forth herein, prior to Payee's being obligated to make any further advance hereunder. If Payee does so make an advance or advances hereunder, any failure thereafter by Maker to promptly comply with all requirements set forth herein upon demand by Payee to so do shall constitute a default under this Note.

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        Section 6. Notice. Whenever this Note requires or permits any notice, approval, request or demand from one party to another, the notice, approval, request or demand must be in writing and shall be deemed to have been given when personally served or when deposited in the United States mails, registered or certified, return receipt requested, addressed to the party to be notified at the following address (or at such other address as may have been designated by written notice):

        Payee:        First Savings Bank, A. F.S.B.
                      301 S. Center Street
                      Arlington, Texas 76004
                      Attention: Ken Kizer, Vice President

        Maker: First Consumer Credit, Inc.
                      12740 Hillcrest Rd.
                      Suite 240
                      Dallas, Texas  75230
                      Attn: James D. Borschow, President

        In the event that the holder hereof shall fail to give notice of default to Maker as provided herein, the sole and exclusive remedy of Maker for such failure shall be to seek appropriate equitable relief to enforce this agreement to give such notice and to have any acceleration of the maturity hereof postponed or revoked and foreclosure proceedings in connection therewith delayed or terminated pending or upon the curing of such default in the manner and during the period of time hereinbefore set out, and Maker shall have no right to damages or any other type of relief not herein specifically set out against the holder hereof, all of which damages or other relief are expressly waived by Maker. The foregoing is not intended and shall not be deemed under any circumstances to require the holder hereof to give notice of any type or nature to Maker not expressly required by other provisions of this Note.

        Section 7. Usury Laws. Regardless of any provisions contained in this Note, the Payee shall never be deemed to have contracted for or be entitled to receive, collect or apply as interest on the Note, any amount in excess of the highest lawful rate, and, in the event Payee ever receives, collects or applies as interest any such excess, such amount which would be excessive interest shall be applied to the reduction of the unpaid principal balance of this Note, and, if the principal balance of this Note is paid in full, any remaining excess shall forthwith be paid to Maker. In determining whether or not the interest paid or payable under any specific contingency exceeds the highest lawful rate, Maker and Payee shall, to the maximum extent permitted under applicable law, (i) characterize any non-principal payment (other than payments which are expressly designated as interest payments hereunder) as an expense, fee, or premium, rather than as interest, (ii) exclude voluntary prepayments and the effect thereof, and (iii) spread the total amount of interest throughout the entire contemplated term of this Note so that the interest rate is uniform throughout such term.

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        Section 8. Costs. The loan evidenced by this Note shall be closed without expense to Payee, it being understood and agreed that all expenses necessary and usual to a transaction of this kind shall be paid by Maker, such expenses to include but not to be limited to: (i) title insurance premiums and other related title insurance company costs; (ii) recording fees; (iii) costs of the survey of the Property; (iv) reasonable attorneys' fees arising in connection with the negotiation and preparation of this Note and all documents to be executed in connection with this Note, and (v) loan brokerage, finders' or similar fees. If this Note is placed in the hands of an attorney for collection, or if it is collected through any legal proceeding at law or in equity, or in bankruptcy, receivership, or other court proceedings, Maker agrees to pay all costs of collection, including, but not limited to, court costs and reasonable attorneys' fees, including all costs of appeal.

        Section 9. Applicable Law. This Note is being executed and delivered, and is intended to be performed in the State of Texas. Except to the extent that the laws of the United States may apply to the terms hereof, the substantive laws of the State of Texas shall govern the validity, construction, enforcement and interpretation of this Note. In the event of a dispute involving this Note or any other instruments executed in connection herewith, the undersigned irrevocably agrees that venue for such dispute shall lie in any court of competent jurisdiction in Tarrant County, Texas.

        Section 10. Covenants and Approvals. Maker and each surety, endorser, guarantor, pledgor and other party ever liable for payment of sums of money payable upon this Note, jointly and severally acknowledge and agree that, except for the approvals and consents previously provided to Payee in writing, no approval, consent, order or authorization of any governmental authority or third party is required for the execution of this Note and the Collateral Documents and, when executed, this Note and the Collateral Documents create binding obligations on the signors thereof.

                           MAKER:

                           FIRST CONSUMER CREDIT, INC.

                           By:         /s/ James D. Borschow
                              ----------------------------------------
                                    James D. Borschow, President

3382344v1

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